UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

September 25, 2012

Prime Estates & Developments, Inc.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-162597	27-0611758
(Commission File Number)	(IRS Employer Identification No.)

200 South Wacker Drive, Suite 3100 Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 674-4529

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On September 25th, 2012 the Company entered into a Share Contribution Agreement with certain shareholders of Mainline Land Co. LLC under which the Company acquires the shares of certain shareholders of Mainline Land Co. LLC (which shares represent 100% of Mainline Land Co., LLC) in exchange for 93,000,000 shares of the common stock of the Company valued at par value of $0.001 per share and to be distributed pro rata based upon the number of shares each Mainline Land Co. LLC shareholder contributes to the exchange.

Upon the closing, Mainline Land Co. LLC will become a wholly owned subsidiary of the Company and thus acquire all the assets and operations of Mainline Land Co. LLC.

Mainline Land Co. LLC owns 100% of the stock of the following entities:

a)	110 Green Street Apts LLC
b)	Greentreee Mohegan LLC
c)	Lynbrook Sunrise Realty LLC
d)	Business Leasing and Management Corp.

The closing of the transaction shall be held at a date and time agreeable to all parties as soon as practical after the completion of due diligence and auditing. The Share Contribution Agreement contains customary representations, warranties, and conditions and is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

No.	Exhibits

99.1	Share Contribution Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2012

By: /s/ Panagiotis Drakopoulos

Name: Panagiotis Drakopoulos

Title: President, CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Share Contribution Agreement